SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 1, 2007
Commercial Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	0-27894	34-1787239

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio		43351

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (419) 294-5781

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Shawn P. Keller, Chief Lending Officer of Commercial Savings Bank (the “Bank”), tendered his resignation on December 14, 2007 effective December 31, 2007. The Bank is a wholly-owned subsidiary of Commercial Bancshares, Inc. (the “Company”). Mr. Keller is leaving the Bank to pursue other opportunities. He had served in his current position since July, 2002. Mr. Keller previously served the Bank as Regional President of the Southern Region from September, 2001, until assuming his position as Chief Lending Officer.
Item 8.01 – Other Events
     Ronald M. Wilson, Executive Vice President of the Bank, tendered his resignation from that position effective December 1, 2007. Mr. Wilson is leaving to pursue other opportunities. Mr. Wilson had served in that position since rejoining the Bank on January 1, 2007. He had previously served as Senior Vice President and Chief Lending Officer of the Bank from April, 1998 through October, 1999.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Bancshares, Inc. (Registrant)

Date December 19, 2007	/s/ David J. Browne

David J. Browne,
Corporate Secretary